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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan and to the incorporation by reference therein of our report dated January 25, 2001, with respect to the consolidated financial statements of Perficient, Inc. included in its Annual Report (Form 10-KSB) for the years ended December 31, 1999 and 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas
December 18, 2001

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CONSENT OF INDEPENDENT AUDITORS